MIRANDA GOLD CORP.

750 West Pender Street, Unit 1200

Vancouver, B.C. V6C 2T8

Tel: (604) 687-4747

----

Certification of CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Miranda Gold Corp. (the “Company”) on Form 20-F for the year ended August 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rakesh Patel, as Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 21, 2018

“signed” Rakesh Patel

______________________________________________

Rakesh Patel

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.